UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2006

Titanium Metals Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28538	13-5630895
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Broadway, Ste 4300, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-296-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, Titanium Metals Corporation ("TIMET") entered into a credit agreement ("Credit Agreement") with U.S. Bank National Association ("U.S. Bank") as agent for the Lenders identified therein. The obligations of TIMET under the Credit Agreement are secured by a first priority pledge of certain of TIMET’s assets, and were guaranteed by certain of the domestic subsidiaries of TIMET ("Guarantors"). There is no material relationship between TIMET or the Guarantors and U.S. Bank and other Lenders other than in respect of the Credit Agreement described herein. Under the Credit Agreement, TIMET may borrow up to $175 million on a revolving basis, subject to a formula-determined borrowing base if the outstanding borrowings exceed 60% of the aggregate amount of the loan commitments or TIMET’s leverage ratio is greater than 2.00 to 1.00. Interest on the outstanding amounts accrues at rates that will vary during the term of the Credit Agreement based upon either (i) the U.S. Bank base rate (which is the greater of U.S. Bank’s prime rate and the Federal Funds rate plus 0.5%) or (ii) LIBOR plus an amount that ranging from 0.875% to 1.625% based upon the ratio of total funded debt (minus cash and cash equivalents) of TIMET to the earnings before interest, taxes, depreciation and amortization (EBITDA) of TIMET. TIMET generally is permitted to select which interest rate methodology to apply to borrowings unless a default occurs under the Credit Agreement. The Credit Agreement terminates on February 17, 2011. The Credit Agreement also contains representations, warranties and covenants customary in lending transactions of this type. The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference, and the foregoing summary is qualified in its entirety by reference to the Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On February 17, 2006, contemporaneously with entering into the new Credit Agreement with U.S. Bank as agent for the other Lenders described therein, TIMET terminated its Loan and Security Agreement with Wachovia Bank, National Association ("Wachovia") as successor by merger to Congress Financial Corporation (Southwest) (the "Prior Loan Agreement"). Certain of TIMET’s domestic subsidiaries were either co-borrowers or guarantors under the Prior Loan Agreement. There is no material relationship between TIMET or its relevant domestic subsidiaries and Wachovia other than in respect of the Prior Loan Agreement described herein and as one of the lenders under the Credit Agreement. Under the Prior Loan Agreement, the borrowers could borrow up to $125 million on a revolving basis, subject to a formula-determined borrowing base. Interest on the outstanding borrowings generally accrued at Wachovia’ published base rate or LIBOR plus an amount based upon the excess borrowing availability. The Prior Loan Agreement was scheduled to terminate on February 25, 2006. The obligations of TIMET were secured by substantially all of the assets of TIMET and certain of its domestic subsidiaries. The Prior Loan Agreement contained representations, warranties and covenants customary in lending transactions of this type. There was no penalty for terminating the Prior Loan Agreement, and all outstanding borrowings were repaid at the time of the termination with the exception of continuing obligations under certain outstanding letters of credit which the parties agreed would be deemed to have been issued under the new U.S. Bank Credit Agreement. The Prior Loan Agreement, as amended, is attached hereto as Exhibits 10.2 to 10.7 and is incorporated herein by this reference, and the foregoing summary is qualified in its entirety by reference to the Prior Loan Agreement.

Item 9.01 Financial Statements and Exhibits.

10.1 Credit Agreement between and among Titanium Metals Corporation and U.S. Bank National Association, dated February 17, 2006.

10.2 Loan and Security Agreement by and among Congress Financial Corporation (Southwest) as Lender and Titanium Metals Corporation and Titanium Hearth Technologies, Inc. as borrowers, dated February 25, 2000, incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.

10.3 Amendment No. 1 to Loan and Security Agreement by and among Congress Financial Corporation (Southwest) as Lender and Titanium Metals Corporation and Titanium Hearth Technologies, Inc. as borrowers, dated September 7, 2001, incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

10.4 Amendment No. 2 to Loan and Security Agreement by and among Congress Financial Corporation (Southwest) as Lender and Titanium Metals Corporation and Titanium Hearth Technologies, Inc. as borrowers, dated October 23, 2002, incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

10.5 Amendment No. 3 to Loan and Security Agreement by and among Congress Financial Corporation (Southwest) as Lender and Titanium Metals Corporation and Titanium Hearth Technologies, Inc. as borrowers, dated March 18, 2004, and effective February 12, 2004, incorporated by reference to Exhibit 6 to Amendment No. 4 to the statement on Schedule 13D for CompX International, Inc. filed by Valhi, Inc. (along with other reporting persons) on March 23, 2004 (File No. 005-54653).

10.6 Amendment No. 4 to Loan and Security Agreement by and among Congress Financial Corporation (Southwest) as Lender and Titanium Metals Corporation and Titanium Hearth Technologies, Inc. as borrowers, dated June 2, 2004, incorporated by reference to Exhibit 10.1 to the Registrant’s Pre-effective Amendment No.1 to Registration Statement on Form S-4 (File No. 333-114218).

10.7 Amendment No. 5 to Loan and Security Agreement by and among Congress Financial Corporation (Southwest) as Lender and Titanium Metals Corporation and Titanium Hearth Technologies, Inc. as borrowers, dated June 30, 2005, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Metals Corporation

February 23, 2006	By:	Matthew O'Leary

Name: Matthew O'Leary
Title: Corporate Attorney & Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	US Bank Credit Agreement